UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2008

OPTICAL CABLE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-27022	54-1237042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5290 Concourse Drive Roanoke, VA	24019
(Address of principal executive offices)	(Zip Code)

(540) 265-0690

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 30, 2008, Optical Cable Corporation and its wholly owned subsidiary, Superior Modular Products Incorporated (together, the “Company”) and Valley Bank (the “Bank”) entered into a credit agreement under which the Bank is providing the Company with credit facilities to provide for the working capital needs of the Company and to finance the recent acquisition of Superior Modular Products Incorporated (the “Credit Facilities”). The Credit Facilities provide a $6,000,000 working capital line of credit (the “Revolving Loan”); a $2,240,000 term loan to finance the acquisition of certain North Carolina real property in connection with the acquisition of Superior Modular Products Incorporated (the “North Carolina Real Estate Loan” or “Term Loan A”); a $6,500,000 term loan to refinance an existing loan secured by certain Virginia real property (the “Virginia Real Estate Loan” or “Term Loan B”); and a $2,260,000 term loan to assist with financing of capital acquisitions by the Company (the “Capital Acquisitions Term Loan”). The Revolving Loan, the North Carolina Real Estate Loan, the Virginia Real Estate Loan and the Capital Acquisitions Term Loan together provide the Company with an aggregate maximum of $17 million in available credit, less any borrowings.

The Company believes the new Credit Facilities provide it with sufficient availability to execute certain strategies currently contemplated by the Company.

The Revolving Loan

The Revolving Loan provides the Company the ability to borrow an aggregate principal amount at any one time outstanding not to exceed the lesser of (i) $6,000,000, or (ii) the sum of 85 percent of certain receivables plus 35 percent of certain uninsured foreign receivables (or 100 percent of insured foreign receivables, without duplication and at the Bank’s discretion) up to a maximum amount of $1,500,000 at any one time plus 25 percent of certain inventory (the “Revolving Loan Limit”). Within the Revolving Loan Limit, the Company may borrow, repay, and reborrow, at any time or from time to time until February 28, 2010, the Revolving Loan termination date.

Advances under the Revolving Loan accrue at LIBOR plus 190 basis points; provided however, that at any time that the average quarterly deposit balance of the Company is less than $500,000, interest shall accrue at LIBOR plus 215 basis points. Repayment must be made as follows: Accrued interest on the outstanding principal balance shall be paid on the first day of each month commencing on July 1, 2008, with all then outstanding principal, interest, fees and costs due at the termination of the Revolving Loan.

Virginia Real Estate Loan

The Virginia Real Estate Loan provides the Company the ability to borrow an aggregate principal amount not to exceed $6,500,000. As of May 30, 2008, the Virginia Real Estate Loan was fully funded. The Company cannot re-borrow amounts under the Virginia Real Estate Loan.

The Virginia Real Estate Loan accrues interest at six percent (6%) and payments of principal and interest are based on a 25 year amortization. Repayment is to be made as follows: 59 equal payments of principal and interest in the amount of $42,241 payable on the first day of each month commencing on July 1, 2008, plus one final payment of principal and interest in the amount of $5,896,856. Any remaining balance is due on the termination of the Virginia Real Estate Loan.

North Carolina Real Estate Loan

The North Carolina Real Estate Loan provides the Company the ability to borrow an aggregate principal amount not to exceed $2,240,000. As of May 30, 2008, the North Carolina Real Estate Loan was fully funded. The Company cannot re-borrow amounts under the North Carolina Real Estate Loan.

The North Carolina Real Estate Loan accrues interest at six percent (6%) and payments of principal and interest are based on a 25 year amortization. Repayment is to be made as follows: 59 equal payments of principal and interest in the amount of $14,557 payable on the first day of each month commencing on July 1, 2008, plus one final payment of principal and interest in the amount of $2,032,147. Any remaining balance is due on the termination of the North Carolina Real Estate Loan.

Capital Acquisitions Term Loan

The Capital Acquisitions Term Loan provides the Company the ability to borrow in the aggregate principal amount not to exceed $2,260,000 (the “Capital Acquisitions Term Loan Limit”). The Capital Acquisitions Term Loan may be funded based upon draw requests of the Borrower for the 12 month period immediately following May 30, 2008.

The Capital Acquisitions Term Loan shall accrue interest at six percent (6%) and convert to an amortized loan on June 1, 2009, amortized over a seven year period. Repayment shall be made as follows: Interest only payable monthly commencing June 1, 2008, then converting to 72 equal payments of principal and interest, based on outstanding principal as of May 31, 2009 on the first day of each month commencing on July 1, 2009. Any remaining balance is due on the termination of the Capital Acquisitions Term Loan.

Security Agreement

Under the terms of the associated security agreement, the Company, subject to certain permitted encumbrances, as collateral security for the above-stated loans and notes and all other present and future indebtedness of the Company owing to the Bank granted the Bank: (a) A perfected first priority lien on and security interest in all of the Company’s personal property and assets of every kind and description, including but not limited to all accounts, deposit accounts, inventory, furniture, fixtures and equipment, general intangibles, instruments, investment property, letter of credit rights, commercial tort claims, documents, and chattel paper, and with respect to all of the foregoing, without limitation, all goods represented thereby, all accessions thereto, and all goods that may be substituted therefor, reclaimed or repossessed from or returned by account debtors and all proceeds, products, rents and profits thereof, as all such terms are defined in the UCC; and (b) A first lien deed of trust on certain real property in Virginia and North Carolina.

Item 1.02.	Termination of a Material Definitive Agreement

On September 25, 2006, the Company and Valley Bank closed on a real estate term loan (the “ Real Estate Loan”) under which the Company was able to borrow up to $6.5 million. Principal and interest payments, if any, were to be calculated, based on a 25 year amortization. The Real Estate Loan was amended on October 26, 2007 to extend the period under which advances may have been made until February 28, 2009. The unpaid balance, if any, was due October 1, 2011. The Real Estate Loan bore interest at a fixed rate of 7.50% for 5 years and was secured by a first deed of trust on the Company’s real property in Virginia.

On May 30, 2008, the Company terminated the Real Estate Loan and replaced it with the Virginia Real Estate Loan as part of the overall establishment of the Credit Facilities described herein. No termination fee was due as a result of the termination of the Real Estate Loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL CABLE CORPORATION

By:	/s/ TRACY G. SMITH
Name:	Tracy G. Smith
Title:	Vice President and Chief Financial Officer

Dated: June 5, 2008